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                                                                    EXHIBIT 1(a)




                                   [      ] Shares

                             DENBURY RESOURCES INC.

                                  COMMON SHARES









                             UNDERWRITING AGREEMENT






February  , 1998

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                                                                 February , 1998


Morgan Stanley & Co.
  Incorporated
Gordon Capital, Inc.
Johnson Rice & Company L.L.C.
Loewen, Ondaatje, McCutcheon USA Limited
and Certain Canadian Affiliates of the
Foregoing Listed in Schedule II
c/o Morgan Stanley & Co.
      Incorporated
    1585 Broadway
    New York, New York  10036


Dear Sirs:

          DENBURY RESOURCES INC., a Canadian corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) [ ] shares of its Common Shares, no par value (the "Firm Shares"). Morgan Stanley & Co. Incorporated, Gordon Capital, Inc., Johnson Rice & Company L.L.C. and Loewen, Ondaatje, McCutcheon USA Limited shall act as representatives (the "Representatives") of the several Underwriters.

          The Company also proposes to sell to the several Underwriters not more than an additional [ ] shares of the Company's Common Shares, no par value (the "Additional Shares"), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The Common Shares, no par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Shares". It is understood that the Shares will be offered and sold in the United States and in Alberta, British Columbia, Manitoba, Ontario, Quebec and Saskatchewan (the "Qualifying Provinces") and, subject to applicable law, may be offered and sold outside of the United States and the Qualifying Provinces.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement as amended at the time it becomes effective,



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including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), and all documents incorporated therein by reference, is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus". If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Company has also filed with the applicable securities regulatory authorities in each of the Qualifying Provinces (each a "Canadian Commission") a preliminary prospectus and will file with the Canadian Commissions, as soon as practicable following the execution hereof, a final prospectus qualifying the Shares for distribution in such Qualifying Province. The prospectus in the form first used to confirm sales of Shares in the Qualifying Provinces and all documents incorporated therein by reference is hereinafter referred to as the "Final Canadian Prospectus", the preliminary version thereof is referred to as the "Preliminary Canadian Prospectus" and the Final Canadian Prospectus and Preliminary Canadian Prospectus are collectively referred to as the "Canadian Prospectus".

          1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters and their respective Canadian affiliates set forth in Schedule II hereto (the "Canadian Affiliates") that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and




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     the applicable rules and regulations of the Commission thereunder and (iii)
     the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Preliminary Canadian Prospectus has been filed and the Final Canadian Prospectus will be filed with each Canadian Commission in conformity with the applicable securities legislation of the Qualifying Provinces and their respective rules, regulations and written published policies (collectively, "Canadian Securities Laws") and receipts for the Preliminary Canadian Prospectus have been obtained from or on behalf of each of the Canadian Commissions and the Company will use its reasonable efforts to obtain as soon as practicable following filing, receipts from the Canadian Commission for the Final Canadian Prospectus.

          (d) The Preliminary Canadian Prospectus, as of the time of filing thereof, and the Final Canadian Prospectus, as of the time of filing thereof, (i) did not, or will not, as applicable, contain a misrepresentation (as such term is defined in Canadian Securities Laws),
     (ii) constituted, or will constitute, as applicable, full, true and plain disclosure of all material facts relating to the Shares and the Company and its subsidiaries taken as a whole and (iii) did not, or will not, as applicable, contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(d) do not apply to statements or omissions in the Canadian Prospectus based upon information relating to any Underwriter or Canadian Affiliate furnished to the Company in writing by such Underwriter or Canadian Affiliate through you expressly for use therein.




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          (e) The listing of the Shares on the New York Stock Exchange (the
     "NYSE") and The Toronto Stock Exchange (the "TSE") has been approved by each such exchange subject only to the filing of documents and evidence of satisfactory distribution in accordance with the requirements of each such exchange on or before [ ] in the case of the NYSE and May 5, 1998 in the case of the TSE.

          (f) No order preventing or suspending the use of the Canadian Prospectus has been issued by any of the Canadian Commissions.

          (g) The Company has been duly incorporated and is validly existing as a corporation under the federal laws of Canada, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and the Canadian Prospectus (collectively, the "North American Prospectuses") and is duly registered to carry on business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration, except to the extent that the failure to be so registered would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (h) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the North American Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or a subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims.

          (i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the North American Prospectuses.




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          (j) The Common Shares of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (k) The Shares to be sold by the Company have been duly authorized by the Company and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights, except for the right of the Texas Pacific Group to maintain its pro rata ownership interest in the equity securities of the Company on the terms described in the Registration Statement.

          (l) This Agreement has been duly authorized, executed and delivered by the Company.

          (m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of amalgamation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the Canadian Securities Laws and the rules and regulations of the TSE in connection with the offer and sale of the Shares.

          (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the North American Prospectuses (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (o) The Company is presently eligible to participate in the POP System (as such term is defined in National Policy 47 of the Canadian Securities




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     Administrators), and at the date hereof the Company is in compliance in all material respects with its timely disclosure obligations under Canadian Securities Laws and its obligations as a listed Company on the TSE.

          (p) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the North American Prospectuses and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the North American Prospectuses or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (q) Each preliminary prospectus filed as part of the registration statement as originally filed with the Commission or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (r) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, provincial, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the North American Prospectuses, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (s) The Company is not and, after giving effect to the offering and sales of the Shares and the application of the proceeds thereof as described in the North American Prospectuses, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (t) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state, provincial and local laws and




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     regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (u) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures (other than those required in the ordinary course of the Company's operations) required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities (other than those encountered in the ordinary course of the Company's operations) and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (v) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite their names at $[ ] a share (the "purchase price"). In consideration for your services hereunder, the Company shall pay to the Underwriters or to their order, a commission in immediately available funds equal to $[ ] a Share in respect of each Share which is sold pursuant to this Agreement (the "Underwriters' Commission").





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          On the basis of the representations and warranties contained in this
Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares described in the last sentence of this paragraph, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to [ ] Additional Shares at the purchase price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the total number of Firm Shares set forth in both parts of Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 120 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, Common Shares or any securities convertible into or exchangeable for Common Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Common Shares upon the exercise of any option or warrant or the conversion of a security outstanding on the date hereof which are either disclosed in the Prospectus or of which the Underwriters have been advised in writing, (C) the issuance by the Company of Common Shares under its existing stock




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purchase plans or the grant of stock options to new employees hired by the
Company during such 120-day period or (D) transactions by any person other than the Company relating to Common Shares or other securities acquired in open market transactions after the completion of the offering of the Shares.

          3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares: (a) in the United States, as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and
(b) in Canada, as soon after receipts are obtained for the Final Canadian Prospectus from or on behalf of the Canadian Commissions in each of the Qualifying Provinces as in your judgment is advisable, and in effecting the distribution of the Shares in the Qualifying Provinces, you will offer and sell the Shares through your respective Canadian Affiliates. The Company is further advised by you that the Shares are to be offered to the public initially at $[ ] a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of $[ ] a share under the public offering price, and that any Underwriter may allow, and such dealers may re-allow, a concession, not in excess of $[ ] a share, to any Underwriter or to certain other dealers.

          4. Payment and Delivery. Payment for the Firm Shares, net of the applicable Underwriters' Commission, shall be made in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 8:30 a.m., New York City time, on [ ], 1998, or at such other time on the same or such other date, not
later than [             ], 1998, as shall be designated in writing by you. The
time and date of such payment are hereinafter referred to as the "Closing Date".

          Payment for any Additional Shares, net of the applicable Underwriters' Commission, shall be made in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 8:30 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same
or on such other date, in any event not later than [       ], 1998 as shall be
designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".




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          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          5. Conditions. The several obligations of the Company hereunder and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than 5 p.m. (New York City time) on the date hereof.

          The several obligations of the Underwriters hereunder are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

              (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

              (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the North American Prospectuses (exclusive of any amendment or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; and





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              (iii) there shall not have developed, occurred, or come into effect, any occurrence of national or international consequence or any action, governmental regulation, inquiry or other occurrence of any nature whatsoever which, in the opinion of the Underwriters, seriously effects or may seriously effect the Canadian financial markets or the business of the Company and its subsidiaries on a consolidated basis.

          (b) The Canadian Prospectus shall have been filed with the Canadian Commissions of each of the Qualifying Provinces in accordance with applicable Canadian Securities Laws and receipts therefore shall have been issued by such Canadian Commissions.

          (c) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (d) You and the Canadian Affiliates shall have received on the Closing Date an opinion of Jenkens & Gilchrist, a Professional Corporation, U.S. counsel for the Company, dated the Closing Date, to the effect that:

              (i) each U.S. subsidiary of the Company is a corporation validly existing in good standing under the laws of the jurisdiction of its U.S. incorporation and has the corporate power and authority to own its property and to conduct its business as described in the North American Prospectuses and is duly qualified to transact business and is in good standing in each U.S. jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the




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          Company and its U.S. subsidiaries, taken as a whole;

              (ii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of U.S. law applicable to the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries filed as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K for the year ended December 31, 1996, or, to such counsel's knowledge, any judgment, or decree of any U.S. governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any U.S. governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the U.S. in connection with the offer and sale of the Shares;

              (iii) the statements (1) in the Prospectus under the captions "Business and Properties-- Regulations" and "Description of Capital Stock" and in the first, second, fourth and sixth paragraphs under the caption "Underwriters" and (2) in the Registration Statement under
          Item 15, in each case only insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

              (iv) the Shares have been conditionally approved for listing by the NYSE;

              (v) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the North American Prospectuses and are not so

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          described or of any U.S. statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

              (vi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

              (vii) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data and the reserve or related data and information included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

          In such opinion such counsel will state that (i) it has no reason to believe that (except for financial statements and schedules and other financial and statistical data and the reserve or related data and information included therein as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) has no reason to believe(except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) You and the Canadian Affiliates shall have received on the Closing Date an opinion of Burnet, Duckworth & Palmer, Canadian counsel for the Company, dated the Closing Date, to the effect that:

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              (i)   the Company is a corporation duly incorporated 10 and
          validly existing under the federal laws of Canada and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly registered to carry on business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so registered would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained under the heading "Description of Capital Stock" in the Prospectus and the heading "Description of Share Capital" in the Canadian Prospectus;

              (iii) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not, as at the date of issuance, be subject to any statutory preemptive or similar rights, except for the preemptive rights held by the Texas Pacific Group (or affiliates thereof) on the terms described in the Registration Statement;

              (iv) this Agreement has been duly authorized, executed and delivered by the Company;

              (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable Canadian law or any charter documents or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company filed as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K for the year ended December 31, 1996, or, to such counsel's knowledge, any judgment, or decree of any Canadian governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any Canadian governmental body or agency is required for the performance by the Company of its

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          obligations under this Agreement, except such as may be required by
          The Toronto Stock Exchange and the securities laws of the various Canadian provinces in connection with the offer and sale of the Shares;

              (vi) the statements (1) in the Prospectus under the captions "Canadian Taxation and the Investment Canada Act" and "Service and Enforcement of Legal Process" and (2) in the Canadian Prospectus under the captions "Plan of Distribution" and "Description of Share Capital", in each case only insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

              (vii) subject to general investment provisions, the Shares are eligible investments under the statutes listed in the Canadian Prospectus under the heading "Eligibility for Investment" without the investor having recourse to the so-called "basket" provisions of such statutes;

              (viii) the Shares have been conditionally approved for listing by the TSE, subject to the Company fulfilling all of the requirements of the TSE in the manner and within the time limites set forth in the Letter of the TSE dated February 5, 1998;

              (ix) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Canadian Prospectuses and are not so described; and

              (x) the Canadian Prospectus (except for financial statements and schedules and other financial and statistical data and the reserve or related data and information included therein to which counsel need not express any opinion) complies as to form in all material respects with Appendix B of National Policy Statement No. 47 of the Canadian Securities Laws.

          In such opinion such counsel will state that (i) it has no reason to believe that (except for financial statements and schedules and other financial and statistical data and the reserve or related data and information included therein as to which such counsel need not express any belief) the Canadian Prospectus at the time the Canadian Prospectus was filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) has no reason to believe(except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) the Canadian Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f) You shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (iii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters"), (vii) and the last paragraph of Section 5(d) above.

          (g) You shall have received on the Closing Date an opinion of Osler, Hoskin & Harcourt, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (iii), (iv) and the last paragraph of Section 5(e) above.

          With respect to the last paragraph of Section 5(d) and Section 5(e) above, Jenkens & Gilchrist, a Professional Corporation, Burnet, Duckworth & Palmer, Cravath, Swaine & Moore and Osler, Hoskin & Harcourt may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, the Prospectus and, as applicable, the Canadian Prospectus, and any amendments or supplements thereto and review and discussion of the contents thereof with officers of the Company, but are without independent check or verification except as specified.

          (h) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche, Chartered Accountants, Calgary, Alberta, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the North American Prospectuses; provided that the letter delivered on the Closing Date shall use a "cut-off" date not earlier than the date hereof.

          (i) The Underwriters and the Canadian Affiliates shall have received on the Closing Date a legal opinion dated the Closing Date, in form and substance satisfactory to counsel to the Underwriters, addressed to the Underwriters and the Canadian Affiliates and counsel to the Underwriters from Byers Casgrain, Montreal, Quebec:

          (i) regarding compliance with the laws of Quebec relating to the use of the French language in connection with the documents (including the Canadian Prospectus and any amendments or supplements thereto and certificates representing the Shares) to be delivered to purchasers in Quebec in connection with the offering of the Shares; and

          (ii) to the effect that the French language version of the Canadian Prospectus (including any supplement or amendment thereto), other than with respect to the financial information contained in the Canadian Prospectus under the headings o, o and o (collectively, the "Financial Information"), is in all material respects a complete and accurate translation of the English language version thereof and that such versions are not susceptible to any materially different interpretation with respect to material matter contained therein.

          (j) The Underwriters and the Canadian Affiliates shall have received on the Closing Date an opinion of Deloitte Touche, Chartered Accountants, and Price Waterhouse, Chartered Accountants, dated the Closing Date, in form and substance satisfactory to counsel to the Underwriters, addressed to the Underwriters and the Canadian Affiliates and counsel to the Underwriters to the effect that the French language version of the Financial Information (in respect of which such firm has responsibility for translating) contained in the Canadian Prospectus (including any supplement or amendment thereto) is in all material respects a complete and accurate translation of the English language version thereof and that such versions are not susceptible of any materially different interpretation with respect to a material matter contained therein.

          (k) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales of Common Shares of the Company or any securities convertible into or exercisable or exchangeable for such Common Shares, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the valid and unencumbered title of the Additional Shares and other matters related to the issuance of the Additional Shares.

          6. Covenants of the Company. In further consideration of the agreements of the Underwriters and Canadian Affiliates herein contained, the Company covenants with each Underwriter and Canadian Affiliate as follows:

          (a) As soon as practicable, and in any event not later than one business day after the date of this Agreement, the Company will prepare the Final Canadian Prospectus and file such Canadian Prospectus with the Canadian Commissions in each of the Qualifying Provinces and use its reasonable efforts to obtain from or on behalf of such Canadian Commissions receipts for such Canadian Prospectus dated as of such date.

          (b) To furnish to the Representatives, without charge, five copies of the conformed EDGAR submission copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed EDGAR submission copy of the Registration Statement (without exhibits thereto) and (i) to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this

     Agreement and during the period mentioned in paragraph (d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request and (ii) to furnish to the Canadian Affiliates in [ ], without charge, prior to 12:00 noon New York City time on the third business day next succeeding the date of this Agreement, as many copies of the Final Canadian Prospectus and any supplements or amendments thereto as the Final Canadian Affiliates may reasonably request.

          (c) Before amending or supplementing the Registration Statement, the Prospectus or the Canadian Prospectus, to furnish you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object, and to file with the Commission or each Canadian Commission within the applicable period specified in Rule 424(b) under the Securities Act or under the applicable provisions of Canadian Securities Laws any prospectus, amended prospectus, amendment or supplement required to be filed pursuant to such Rule or laws.

          (d) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (e) If at any time after the date of the Canadian Prospectus: (i) any material change (actual, anticipated, contemplated or threatened, financial or otherwise, in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries, taken as a whole, shall have occurred; (ii) any material fact has arisen or is discovered which would have been required to have been stated in the Final Canadian Prospectus had it arisen or been discovered on or prior to the date of the Final Canadian Prospectus; or (iii) any change in any material fact contained in the Final Canadian Prospectus or any amendments or supplements thereto arises or is discovered, which change is, or could reasonably be expected to be, of such a nature as to render any statement in the Canadian Prospectus or any amendments or supplements thereto misleading or untrue or which would result in a misrepresentation in the Canadian Prospectus or any amendments or supplements thereto or which would result in the Canadian Prospectus or any amendments or supplements thereto not complying (to the extent that such compliance is required) with Canadian Securities Laws, then the Company shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Underwriters and the Canadian Affiliates, acting reasonably, with all applicable filings and other requirements under Canadian Securities Laws as a result of such fact or change. Notwithstanding the foregoing, the Company shall not file any amendments or supplements to the Canadian Prospectus to which the Underwriters and the Canadian Affiliates, acting reasonably, object. The Company shall, in good faith, discuss with the Underwriters and the Canadian Affiliates any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt as to whether any action need be taken pursuant to the operation of this paragraph.

          (f) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (g) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 1999 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration, qualification and delivery of the Shares under the Securities Act and Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the North American Prospectuses and amendments and supplements to any of the foregoing (collectively, the "Offering Documents"), including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the qualification of the Shares for offer and sale under the securities laws of other jurisdictions as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the NYSE and TSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          The provisions of this Section 7 shall not affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

          8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter (including its respective Canadian Affiliate) and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Offering Document, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in any Offering Document.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such subsection, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The

Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of shares they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 8 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the NYSE, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the TSE, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or Toronto shall have been declared by the applicable authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Documents or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          14. Headings. The headings of the sections of this Agreement have been inserted for convenience of references only and shall not be deemed a part of this Agreement.


                                        Very truly yours,

                                        DENBURY RESOURCES INC.,

                                          By
                                            -----------------------------------
                                            Name:
                                            Title:



Accepted, February   , 1998

MORGAN STANLEY & CO.
  INCORPORATED
GORDON CAPITAL, INC.
JOHNSON RICE & COMPANY L.L.C.
LOEWEN, ONDAATJE,
  MCCUTCHEON USA LIMITED

Acting severally on behalf of themselves and the several
  Underwriters

   Morgan Stanley & Co.
     Incorporated


  By
    -----------------------------------
    Name:
    Title:

                                   Schedule I


                                   Firm Shares

                                                                        Number of
                                                                       Firm Shares
                                                                          to be
                Underwriter                                             Purchased
                -----------                                         ---------------

Morgan Stanley & Co. Incorporated

Gordon Capital, Inc.
Johnson, Rice & Company L.L.C.
Loewen, Ondaatje, McCutcheon USA Limited
                                                                    ---------------
     Total Shares................................................
                                                                    ===============

                                   Schedule II


                               Canadian Affiliates

                                                       Respective
Underwriter                                        Canadian Affiliate
-----------                                        ------------------




                                                                       Exhibit A


                            [FORM OF LOCK-UP LETTER]



                                                                          , 1998

Denbury Resources Inc.
17304 Preston Road, Suite 200
Dallas, TX 75252

Morgan Stanley & Co. Incorporated
Gordon Capital, Inc.
Johnson Rice & Company L.L.P.
Loewen, Ondaatje, McCutcheon USA Limited
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Dear Sirs and Mesdames:

          The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Denbury Resources Inc., a Canadian corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of up to [ ] shares (the "SHARES") of the Common Stock of the Company (the "COMMON STOCK").

          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not during the period commencing on the date hereof and ending 120 days after the date of the final prospectus relating to the Public offering (the "PROSPECTUS"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable for Common Stock, or
(ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the

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Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 120 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                   Very truly yours,


                                   ----------------------------------------
                                   (Name)


                                   ----------------------------------------
                                   (Address)